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                                  Exhibit 11.1

                               Share Computation
                          Quarter ended March 30, 1996

                                                                                     Common Stock
                                              --------------------------------------------------------------------------
                                                   Preferred       Total        Treasury  Total less    Weighted Average
                                                     Stock                                 Treasury          Shares
                                              --------------------------------------------------------------------------
Shares outstanding at beginning of quarter           18,418     11,626,475      (71,100)    11,555,375     11,555,375
Treasury shares purchased                                                       (45,000)       (45,000)        (9,615)
Exercise of warrants                                                20,000                      20,000         15,604
Exercise of stock options                                          637,549                     637,549        360,937
Preferred stock sold                                 20,000                                          0
Preferred converted to common                       (24,138)     1,714,571                   1,714,571        694,901
Common stock sold                                                  300,000                     300,000        263,736
                                              ========================================================================
Shares outstanding at end of quarter                 14,280     14,298,595     (116,100)    14,182,495     12,880,938
                                              ========================================================================

Net  (Loss)                                                                                             $  (4,961,000)

Weighted average shares                                                                                    12,880,938

(Loss)  per share                                                                                              ($0.39)
                                                                                                       ===============
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